As filed with the Securities and Exchange Commission on July 20, 1998
                                                      Registration No. 333-47505
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                -----------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------
                            WORKFLOW MANAGEMENT, INC.
             (Exact name of registrant as specified in its charter)
                                -----------------

             Delaware                               2759                        06-1507104
(State or other jurisdiction             (Primary Standard Industrial         (I.R.S. Employer
of incorporation of organization)         Classification Code Number)          Identification No.)




                               240 Royal Palm Way
                            Palm Beach, Florida 33480
                                 (561) 659-6551
               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive officers)
                                -----------------
                             Claudia S. Amlie, Esq.
                       Vice President and General Counsel
                            Workflow Management, Inc.
                               240 Royal Palm Way
                            Palm Beach, Florida 33480
                                 (561) 659-6551
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          Copies of communications to:
                             Gus J. James, II, Esq.
                                Kaufman & Canoles
                              One Commercial Place
                             Norfolk, Virginia 23514
                          Telephone No. (757) 624-3000
                          Facsimile No. (757) 624-3169

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                                    --------
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                                   -----------
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
================================================================================

The Registrant hereby amends this Registration Statement on Form S-1 (Reg. No. 333-47505) ("Registration Statement") to deregister and remove from registration 2,875,000 shares of Workflow Management, Inc. Common Stock, par value $.001 per share ("Company Common Stock"), remaining unsold as a result of cancellation of the public offering of Company Common Stock by Workflow Management, Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach, Florida, on the 20th day of July, 1998.

                                                  WORKFLOW MANAGEMENT, INC.

                                                  By:  /S/ THOMAS B. D'AGOSTINO
                                                      --------------------------
                                                  Name:  Thomas B. D'Agostino
                                                  Title: Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                  Each person named below constitutes and appoints Thomas B. D'Agostino and Gus J. James, II as his true and lawful attorney-in-fact and agent, each acting alone with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement on Form S-1, and to any registration statement filed under Securities and Exchange Commission Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or resubstitute, may lawfully do or cause to be done by virtue thereof.




                  Signature                          Capacity                                    Date
                  ---------                          --------                                    -----

/S/  THOMAS B. D'AGOSTINO                      Chief Executive Officer                     July 20, 1998
---------------------------                    (Principal Executive Officer);
     Thomas B. D'Agostino                      Director

             *                                 Vice President and Chief Financial          July 20, 1998
---------------------------                    Officer (Principal Financial and
     Steven R. Gibson                          Accounting Officer)


            *                                  Director                                    July 20, 1998
---------------------------
    Thomas A. Brown, Sr.

            *                                  Director                                    July 20, 1998
---------------------------
    Gus J. James, II

            *                                  Director                                    July 20, 1998
---------------------------
   Jonathan J. Ledecky

            *                                  Director                                    July 20, 1998
---------------------------
    Timothy L. Tabor

             *                                 Director                                    July 20, 1998
---------------------------
      F. Craig Wilson



*  Thomas B. D'Agostino
---------------------------
   Attorney-in-Fact